Exhibit 4.10

Execution Version

REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
CRESTWOOD EQUITY PARTNERS LP
AND
CN JACKALOPE HOLDINGS, LLC
DATED AS OF DECEMBER 28, 2017

Table of Contents
ARTICLE I DEFINITIONS    1

Section 1.01	Definitions 1

Section 1.02	Registrable Securities 4

Section 1.03	Right and Obligations 4
ARTICLE II REGISTRATION RIGHTS    4

Section 2.01	Registration 4

Section 2.02	Piggyback Rights 7

Section 2.03	Demand Rights 8

Section 2.04	Procedures for Underwritten Offering 8

Section 2.05	Sale Procedures 10

Section 2.06	Cooperation by Holders 13

Section 2.07	Restrictions on Public Sale by Holders of Registrable Securities 13

Section 2.08	Expenses 14

Section 2.09	Indemnification 14

Section 2.10	Rule 144 Reporting 17

Section 2.11	Transfer or Assignment of Registration Rights 17

Section 2.12	Limitation on Subsequent Registration Rights 17

Section 2.13	Removal of Legends; Further Assurances 17
ARTICLE III MISCELLANEOUS    18

Section 3.01	Communications 18

Section 3.02	Successor and Assigns 19

Section 3.03	Assignment of Rights 19

Section 3.04	Recapitalization, Exchanges, Etc. Affecting the Units 19

Section 3.05	Aggregation of Restricted Units 19

Section 3.06	Specific Performance 19

Section 3.07	Counterparts 19

Section 3.08	Headings 19

Section 3.09	Governing Law 19

Section 3.10	Severability of Provisions 19

Section 3.11	Entire Agreement 20

Section 3.12	Amendment 20

Section 3.13	No Presumption 20

Section 3.14	Obligations Limited to Parties to Agreement 20

Section 3.15	Interpretation 20

Section 3.16	Equal Treatment of Holders 21

Section 3.17	Blackout Periods 21

i

001039-0016-16618-Active.23857965.9

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 28, 2017, by and between CRESTWOOD EQUITY PARTNERS LP, a Delaware limited partnership (“Crestwood”), and CN Jackalope Holdings, LLC, a Delaware limited liability company (“Holdings”).
WHEREAS, this Agreement is made in connection with the entry into the Second Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC by and between Holdings, Crestwood Midstream Partners LP, and solely for the purposes of the provisions set forth therein, Crestwood (the “Company Agreement”); and
WHEREAS, Crestwood has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Holdings pursuant to the Company Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Company Agreement. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified therefor in the recitals hereof.
“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York City, New York, are authorized or obligated by law to close.
“Commission” means the United States Securities and Exchange Commission.
“Company Agreement” has the meaning specified therefor in the recitals hereof.
“Crestwood” has the meaning specified therefor in the recitals hereof.
“DTC” means The Depository Trust Company, a New York corporation, or its successor.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the Commission, or any successor system thereto.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Holder” means the record holder of any Registrable Securities.
“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.05(o).
“Holdings” has the meaning specified therefor in the recitals hereof.
“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a).
“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any governmental authority.
“Liquidated Damages” has the meaning specified therefor in Section 2.01(b).
“Liquidated Damages Multiplier” has the meaning specified therefor in Section 2.01(b).
“Losses” has the meaning specified therefor in Section 2.09(a).
“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
“Parity Securities” has the meaning specified therefor in Section 2.04(b).
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Piggyback Opt-out Notice” has the meaning specified therefor in Section 2.02(a).
“Redemption Price” has the meaning specified therefor in Section 2.01(b).
“Redemption Units” means the CEQP Units to be issued to Holdings Member pursuant to Sections 4.06(b), 4.06(c), 4.06(d)(ii) or 4.06(e) of the Company Agreement.

“Registrable Securities” means (i) the Redemption Units and (ii) any CEQP Units issued as payment of Liquidated Damages pursuant to Section 2.01, all of which Registrable Securities are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.
“Registration Expenses” has the meaning specified therefor in Section 2.08(b).
“Resale Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Selling Expenses” has the meaning specified therefor in Section 2.08(b).
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a).
“Target Effective Date” has the meaning specified therefor in Section 2.01(b).
“Trigger Event” means the delivery of (i) a Consideration Election Notice indicating that the Crestwood Member has elected to acquire any or all of the then-outstanding Series A-2 Preferred Units or Series B Preferred Units through the issuance of CEQP Units in accordance with Section 4.06(b) of the Company Agreement; (ii) written notice from the Crestwood Member that it is making an election pursuant to Section 4.06(c)(2) or Section 4.06(c)(3) of the Company Agreement; (iii) written notice from the Holdings Member that it is making an election pursuant to Section 4.06(d)(ii) of the Company Agreement; or (iv) written notice from the Crestwood Member that it is making an election pursuant to Section 4.06(e)(ii) or Section 4.06(e)(iii) of the Company Agreement.
“Underwritten Offering” means an offering (including an offering pursuant to a Resale Registration Statement) in which CEQP Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Notice” has the meaning specified therefor in Section 2.03.
“Walled Off Person” has the meaning specified therefor in Section 2.07.
“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).
Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering the Registrable Security becomes or is declared effective by the Commission and the Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security has been disposed of in a private transaction pursuant to which the transferor’s rights have not been assigned to the transferee in accordance with Section 2.11; (d) when such Registrable Security is held by Crestwood or its Subsidiaries; or (e) the date on which such Registrable Security may be sold pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act) without any restriction (including, if the Holder is an Affiliate of Crestwood, restrictions that apply to sales by Affiliates).
Section 1.03    Right and Obligations. Except for the rights and obligations under Section 2.09, all rights and obligations of each Holder under this Agreement, and all rights and obligations of Crestwood under this Agreement with respect to such Holders, shall terminate when such Holder is no longer a Holder.

ARTICLE II
REGISTRATION RIGHTS
Section 2.01    Registration.
(a)    Request for Filing and Deadline To Become Effective. As soon as practicable following the occurrence of a Trigger Event, Crestwood shall, within 30 days, prepare and file a Resale Registration Statement under the Securities Act with respect to all of the Registrable Securities. The Resale Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission that Crestwood is eligible to use, as reasonably selected by Crestwood. Crestwood shall use its commercially reasonable efforts to cause the Resale Registration Statement to become effective as soon as practicable. Crestwood will use its commercially reasonable efforts to cause the Resale Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until all Registrable Securities covered by the Resale Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Resale Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Resale Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Resale Registration Statement becomes effective, but in any event within two Business Days of such date, Crestwood shall provide the Holders with written notice of the effectiveness of the Resale Registration Statement.
(b)    Failure To Become Effective. If the Resale Registration Statement required by Section 2.01(a) does not become or is not declared effective on or before the 60th day following the date it is initially filed pursuant to Section 2.01(a) (the “Target Effective Date”), then Crestwood shall pay each Holder (with respect to the Redemption Units of each such Holder), as liquidated damages and not as a penalty, (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to (A) 0.25% times (B) the product of (x) the CEQP Unit Price used to calculate the number of Redemption Units issued following the occurrence of the applicable Trigger Event (the “Redemption Price”) times (y) the number of Redemption Units then held by such Holder that may not otherwise be disposed of pursuant to Rule 144 without any restriction, including, if the Holder is an Affiliate of Crestwood, restrictions that apply to sales by Affiliates (such product of (x) and (y) being the “Liquidated Damages Multiplier”), and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, with such payment amount increasing by an additional amount equal to 0.25% times the Liquidated Damages Multiplier per non-overlapping 30-day period for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter) up to a maximum amount equal to 1.0% times the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”); provided that the aggregate amount of Liquidated Damages payable by Crestwood per Redemption Unit may not exceed 5.0% of the Redemption Price. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days after the end of each such non-overlapping 30-day period. Any Liquidated Damages (including any

Liquidated Damages payable pursuant to Section 2.01(e)) shall be paid to each Holder in cash; provided, however, that if (1) Crestwood certifies that it is unable to pay Liquidated Damages in cash because such payment will violate a covenant in an existing credit agreement or other indebtedness or (2) the Resale Registration Statement has not become effective by the Target Effective Date solely as a result of or in connection with a position, determination or action of the Commission with respect to the Resale Registration Statement, and the cure for such failure is beyond the control of Crestwood, then Crestwood may, in its sole discretion, pay the Liquidated Damages in kind in the form of the issuance of additional CEQP Units. Upon any issuance of CEQP Units as Liquidated Damages, Crestwood shall (I) prepare and file an amendment to the Resale Registration Statement prior to its effectiveness adding such CEQP Units to such Resale Registration Statement as additional Registrable Securities and (II) prepare and file a supplemental listing application with the NYSE (or such other market on which the Registrable Securities are then listed and traded) to list such additional CEQP Units. The determination of the number of CEQP Units to be paid as Liquidated Damages shall be based upon the CEQP Unit Price, determined as of the date on which the Liquidated Damages payment is due. The payment of Liquidated Damages under this Section 2.01(b) and Section 2.01(e) to a Holder shall cease at such time as the Resale Registration Statement becomes or is declared effective by the Commission or at such time as the securities included on the Resale Registration Statement are no longer Registrable Securities or may be disposed of pursuant to Rule 144 without any restriction (including, if the Holder is an Affiliate of Crestwood, restrictions that apply to sales by Affiliates), and shall be prorated for any period of less than 30 days in which the Liquidated Damages cease.
(c)    Waiver of Liquidated Damages. If Crestwood is unable to cause a Resale Registration Statement to become effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then Crestwood may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of a majority of the outstanding Registrable Securities that have been included on such Resale Registration Statement, in their sole discretion, and such waiver shall apply to all the Holders of Registrable Securities included on such Resale Registration Statement.
(d)    Delay Rights. Notwithstanding anything to the contrary contained herein, Crestwood may, upon written notice to any Selling Holder whose Registrable Securities are included in the Resale Registration Statement or any other registration statement pursuant to Section 2.03, suspend such Selling Holder’s use of any prospectus that is a part of the Resale Registration Statement or any other registration statement pursuant to Section 2.03 (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the such registration statement but may settle any previously made sales of Registrable Securities) if (i) Crestwood is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Crestwood determines in good faith that Crestwood’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Resale Registration Statement or any other registration statement pursuant to Section 2.03 or (ii) Crestwood has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Crestwood, would materially adversely affect Crestwood; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Resale Registration Statement or any other registration statement pursuant to Section 2.03 for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, Crestwood shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Resale Registration Statement or any other registration statement pursuant to Section 2.03, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
(e)    Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Resale Registration Statement as a result of a suspension pursuant to Section 2.01(d) in excess of the periods permitted therein or (ii) the Resale Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 60 days by a post-effective amendment pursuant thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, then until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission and declared effective, but not including any day on which a suspension is lifted or such amendment, supplement or report is declared effective, if applicable, Crestwood shall owe the Holder an amount equal to the Liquidated Damages, following the earlier of (A) the date on which the suspension period exceeded the permitted period or (B) the 61st day after the Resale Registration Statement ceased to be effective or failed to be useable for its intended purposes. All of the provisions in Section 2.01(b) with respect to the payment of the Liquidated Damages, including the time period in which payments are due, shall be applicable to the Liquidated Damages payable hereunder. For purposes of this Section 2.01(e), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01.
(f)    Termination of Rights. Other than as set forth otherwise in this Agreement, a Holder’s rights (and any transferee’s rights pursuant to Section 2.10) under this Section 2.01, including rights to Liquidated Damages (other than Liquidated Damages owing but not yet paid), shall terminate upon the termination of the Effectiveness Period.
Section 2.02    Piggyback Rights.
(a)    Underwritten Offering Piggyback Rights. If at any time during the Effectiveness Period, Crestwood proposes to file (i) a registration statement other than the Resale Registration Statement contemplated by Section 2.01(a), or (ii) a prospectus supplement to an effective registration statement, so long as Crestwood is a WKSI at such time or, whether or not Crestwood is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf registration statement or are included on an effective Resale Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of CEQP Units in an Underwritten Offering for its own account and/or another Person, other than (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to a Rule 145 transaction, or (C) a registration on any registration form that does not permit secondary sales, then as soon as practicable following the engagement of counsel by Crestwood to prepare the documents to be used in connection with an Underwritten Offering, Crestwood shall give notice (including notification by electronic mail) of such proposed Underwritten Offering to each Holder owning more than $10.0 million of then-outstanding Registrable Securities, calculated on the basis of the Redemption Price, determined as of the date of such notice, and such notice shall offer each such Holder the opportunity to participate in any Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing, subject to any registration rights existing prior to the occurrence of a Trigger Event and customary underwriter cutbacks; provided, however, that Crestwood shall not be required to provide such opportunity (I) to any such Holder that does not offer a minimum of $10.0 million of Registrable Securities (based on the Redemption Price), or (II) to such Holders if Crestwood has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the CEQP Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.04(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed by the Holder. The Holder will have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Crestwood shall determine for any reason not to undertake or to delay such Underwritten Offering, Crestwood may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to Crestwood of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to Crestwood requesting that such Holder not receive notice from Crestwood of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), Crestwood shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by Crestwood pursuant to this Section 2.02(a). Holdings shall be deemed to have delivered a Piggyback Opt-Out Notice as of the date hereof.
(b)    Termination of Piggyback Registration Rights. The piggyback rights under this Section 2.02 will terminate at the earlier of (i) with respect to a Holder, the time at which such Holder and its Affiliates own less than $10.0 million of Registrable Securities (based on the Redemption Price) or (ii) the CEQP Units cease to be Registrable Securities. When a Holder, together with any of its Affiliates who are also Holders, owns less than $10.0 million of Registrable Securities that are CEQP Units (based on the Redemption Price), it must promptly notify Crestwood.
Section 2.03    Demand Rights. Holdings shall have the right, at any time from time to time, to elect to include, other than pursuant to Section 2.02 of this Agreement, at least an aggregate of $40.0 million of Registrable Securities (calculated based on the product of the CEQP Unit Price times the number of Registrable Securities) under a registration statement pursuant to an Underwritten Offering, pursuant to and subject to the conditions of this Section 2.03 of this Agreement, exercisable by delivery of a written notice to Crestwood (an “Underwritten Offering Notice”); provided, however, that such right shall not be exercised (i) in respect of more than two Underwritten Offerings or (ii) more than once in any 180 day period, provided further, however, notwithstanding the foregoing, as of any date of determination, the aggregate number of Underwritten Offerings available as of such date shall be increased by one upon each occurrence of redemption of less than all of the Series A-2 Preferred Units then outstanding that are owned by Holdings in which CEQP Units are issued as consideration for all or a portion of such redemption pursuant to Section 4.06(c) of the Company Agreement. Upon the delivery to Crestwood of any Underwritten Offering Notice, Crestwood shall be obligated to retain underwriters in order to permit Holdings to effect such sale through an Underwritten Offering. In connection with any Underwritten Offering under this Section 2.03, Holdings shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering, subject to the consent of Crestwood not to be unreasonably withheld, delayed or conditioned.
Section 2.04    Procedures for Underwritten Offering.
(a)    General Procedures. Except as otherwise provided in Section 2.03, in connection with any Underwritten Offering under this Agreement, Crestwood shall be entitled to select the Managing Underwriter or Underwriters in its sole discretion. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Crestwood shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Crestwood to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Crestwood or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to Crestwood and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering, the events will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings that Holdings has the right and option to request under Section 2.03. No such withdrawal or abandonment shall affect Crestwood’s obligation to pay Registration Expenses; provided, however, if (i) certain Selling Holders withdraw from an Underwritten Offering after the public announcement at launch of such Underwritten Offering, and (ii) all Selling Holders withdraw from such Underwritten Offering prior to pricing, then the withdrawing Selling Holders shall pay for all reasonable Registration Expenses incurred by Crestwood during the period from the launch of such Underwritten Offering until the time that all Selling Holders withdraw from such Underwritten Offering.
(b)    Priority Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises Crestwood that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the CEQP Units offered or the market for the CEQP Units, then the CEQP Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Crestwood can be sold without having such adverse effect, with such number to be allocated (i) first, to Crestwood (other an Underwritten Offering taken pursuant to Section 2.03) and, (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of Crestwood having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (A) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering by the Selling Holders multiplied by (B) the fraction derived by dividing (x) the number of Registrable Securities owned by such Selling Holder by (y) the aggregate number of Registrable Securities owned by all Selling Holders plus the aggregate number of Parity Securities owned by all holders of Parity Securities that are participating in the Underwritten Offering.
Section 2.05    Sale Procedures. In connection with its obligations under this Article II, Crestwood will, as expeditiously as possible:
(a)    prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Resale Registration Statement;
(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a registration statement and the Managing Underwriter at any time shall notify Crestwood in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, then Crestwood shall use its reasonable best efforts to include such information in such prospectus supplement;
(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Resale Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Resale Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Resale Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Resale Registration Statement or such other registration statement;
(d)    if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Resale Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided, however, that Crestwood will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Resale Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Resale Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Resale Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)    immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Crestwood of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Crestwood agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Crestwood personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that Crestwood need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with Crestwood;
(i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Crestwood are then listed;
(k)    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Crestwood to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(l)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(m)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, making appropriate officers of Crestwood available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities), provided, however, in the event, Crestwood, using reasonable best efforts, is unable to make such appropriate officers available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), Crestwood shall make such appropriate officers available to participate via conference call or other means of communication in connection with no more than one “road show” presentations per Underwritten Offering);
(n)    if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(o)    Crestwood agrees that, if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Resale Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then Crestwood will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to Crestwood and satisfy its obligations in respect thereof. In addition, at any Holder’s request, Crestwood will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (i) a “cold comfort” letter, dated such date, from Crestwood’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing Crestwood for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the general partner of Crestwood addressed to the Holder; provided, however, that with respect to any placement agent, Crestwood’s obligations with respect to this Section 2.05 shall be limited to one time, with an additional bring-down request within 30 days of the date of such documents. Crestwood will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement with a reasonable number of days prior to their filing with the Commission and not file any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects. Each Selling Holder, upon receipt of notice from Crestwood of the happening of any event of the kind described in Section 2.05(f), shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(f) or until it is advised in writing by Crestwood that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Crestwood, such Selling Holder will, or will request the Managing

Underwriter or Underwriters, if any, to deliver to Crestwood (at Crestwood’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary in this Section 2.05, Crestwood will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Resale Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires Crestwood to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Resale Registration Statement or Holder Underwriter Registration Statement, as applicable, such Holder shall no longer be entitled to received Liquidated Damages under this Agreement with respect thereto and Crestwood shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.
Section 2.06    Cooperation by Holders. Crestwood shall have no obligation to include Registrable Securities of a Holder in the Resale Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a), who has failed to timely furnish such information that Crestwood determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act, including the execution of the initial Selling Unitholder Notice and Questionnaire attached as Exhibit A to this Agreement by the date specified thereon.
Section 2.07    Restrictions on Public Sale by Holders of Registrable Securities. For so long as any CEQP Units are Registrable Securities, each Holder agrees that it will not sell any CEQP Units or other equity securities of Crestwood for a period of up to 60 days following the pricing date of an Underwritten Offering of equity securities by Crestwood; provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers, directors or any Affiliate of Crestwood. In addition, the provisions of this Section 2.07 shall not apply with respect to a Holder that (a) owns less than $10.0 million of Registrable Securities based on the Redemption Price, or (b) has delivered a Piggyback Opt-Out Notice to Crestwood pursuant to Section 2.02(a). Subject to such Holder’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (i) Holder, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by Holder’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (ii) the foregoing covenants in this paragraph shall not apply to any transaction by or on behalf of Holder that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of Holder or receipt of confidential or other information regarding this transaction provided by Holder to such entity.
Section 2.08    Expenses.
(a)    Expenses. Crestwood will pay all reasonable Registration Expenses as determined in good faith by Crestwood. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.09, Crestwood shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b)    Certain Definitions.
(i)    “Registration Expenses” means all expenses incident to Crestwood’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Resale Registration Statement pursuant to Section 2.01 and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for Crestwood, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.
(ii)    “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.
Section 2.09    Indemnification.
(a)    By Crestwood. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Crestwood will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Resale Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Crestwood will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Resale Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Crestwood, the general partner of Crestwood and each of their respective directors, officers, employees and agents and each Person, if any, who controls Crestwood within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from Crestwood to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Resale Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party (provided appropriate documentation for such expense is also submitted with such notice) as incurred; provided, however, that the indemnified party will be required to repay the indemnifying party any amounts paid to it for which it is determined the indemnified party was not otherwise entitled within five calendar days of such determination. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.10    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Crestwood agrees to use its commercially reasonable efforts to:
(a)    Make and keep public information regarding Crestwood available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;
(b)    File with the Commission in a timely manner all reports and other documents required of Crestwood under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)    So long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Crestwood, and such other reports and documents so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.11    Transfer or Assignment of Registration Rights. The rights to cause Crestwood to register Registrable Securities under this Article II will be transferable or assignable by Holdings to any Holdings Member or to a transferee or assignee of Registrable Securities, but such rights will only be exercisable by such transferee to the extent that (a) such transferee, at the time such transferee seeks to exercise the rights set forth in this Article II holds Registrable Securities with an aggregate value of at least $10.0 million, based on the Redemption Price, (b) Crestwood is given written notice prior to any such transfer or assignment, stating the name and address of each such transferee and identifying the securities that are being transferred or assigned, and (c) each such transferee agrees in writing to undertake responsibility for its portion of the obligations of the applicable transferor under this Agreement.
Section 2.12    Limitation on Subsequent Registration Rights. From and after the date hereof, Crestwood shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Crestwood that would allow such current or future holder to require Crestwood to include securities in any registration statement filed by Crestwood on a basis other than pari passu with, or expressly subordinate to, the priority rights set forth in Section 2.04(b) granted to the Holders of Registrable Securities hereunder.
Section 2.13    Removal of Legends; Further Assurances. Crestwood will replace any legended certificates with unlegended certificates promptly upon request by any Holder or at any time after such shares cease to be Registrable Securities or are exempt from registration under the Securities Act. At any time after the removal of such legend, Crestwood shall use commercially reasonable efforts to cause such Registrable Securities to be registered in the name of DTC or its nominee, maintained in book entry form on the books of DTC and allowed to be settled through DTC’s regular book-entry settlement services.

ARTICLE III
MISCELLANEOUS
Section 3.01    Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a)    if to Holdings, to the address set forth on Exhibit A to the Company Agreement, with a copy to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000

Houston, Texas 77002
Attention: Cliff W. Vrielink
Facsimile: (713) 495-7799
Email: cvrielink@sidley.com
(b)    if to a transferee of Holdings, to such Holder at the address provided pursuant to Section 2.11 above; and
(c)    if to Crestwood:
Crestwood Midstream Partners LP
811 Main St., Suite 3400
Houston, TX 77002
Attention: Joel Lambert
Facsimile: (832) 519-2250
Email: Joel.Lambert@crestwoodlp.com

with a copy to:
Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attention: Chris May
Facsimile: (713) 821-5666
Email: cmay@stblaw.com
All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights. All or any portion of the rights and obligations of Holdings under this Agreement may be transferred or assigned by Holdings in accordance with Section 2.11.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Crestwood or any successor or assign of Crestwood (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05    Aggregation of Restricted Units. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law. The Laws of the State of Delaware shall govern this Agreement without regard to principles of conflicts of Laws that would apply the substantive law of some other jurisdiction.
Section 3.10    Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Crestwood set forth herein. This Agreement and the Company Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12    Amendment. This Agreement may be amended only by means of a written amendment signed by Crestwood and the Holders of a majority of the then-outstanding Registrable Securities (or the Holdings Member, to the extent that no Registrable Securities have been issued); provided, however, that, to the extent that any Registrable Securities have been issued, no such amendment shall materially and adversely affect the rights of any Holder hereunder relative to any other Holder without the consent of such affected Holder.

Section 3.13    No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.14    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than Holdings (and its permitted assignees) and Crestwood shall have any obligation hereunder and that, notwithstanding that Holdings is a corporation, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holdings or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of Holdings or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of Holdings under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of Holdings hereunder.
Section 3.15    Interpretation. Article, Exhibit and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by Holdings or a Holder under this Agreement, such action shall be in such Person’s sole discretion unless otherwise specified.
Section 3.16    Equal Treatment of Holders. Neither Crestwood nor any of its Affiliates shall, directly or indirectly, offer to pay, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemptions or exchange of Registrable Securities, or otherwise, to any holder of Registrable Securities for or as an inducement to, or in connection with solicitation of, any consent, waiver or amendment of any terms or provisions of the Registrable Securities or this Agreement or any of the other agreements referred to in this Agreement unless such consideration is offered to all Holders.
Section 3.17    Blackout Periods. Upon the written request of Holdings, Crestwood shall promptly, but in no event later than two Business Days following receipt of such request, notify Holdings in writing whether a blackout period is then applicable to Crestwood’s officers and directors, and the duration of any such blackout period, pursuant to Crestwood’s insider trading policy.

* * * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:
Name:
Title:

CN JACKALOPE HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Exhibit A
Selling Unitholder Notice and Questionnaire
Beneficial owners of [Unit Description] that do not complete this Notice and Questionnaire and deliver it to us as provided below will not be named as selling unitholders in resale registration statements that may be filed by [Issuer] with the Securities and Exchange Commission.
Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire as promptly as practicable after their acquisition of Registrable Securities, and in any case no later than [•], so that such beneficial owners may be named. Please see the fax, email and other contact information on the signature page below.
Certain legal consequences arise from being named a selling unitholder. Beneficial owners are advised to consult their own securities law counsel regarding being named or not being named a selling unitholder in the registration statement.
Notice
The undersigned beneficial owner (the “Selling Unitholder”) of [Unit Description] (“Units”) in [Issuer] (the “Partnership”) acquired in a private placement by the Partnership (such Units, the “Registrable Securities”) hereby gives notice to the Partnership of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to a registration statement to be filed by the Partnership (the “Resale Registration Statement”) with the Securities and Exchange Commission. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including the indemnification provisions thereof.
The undersigned hereby provides the following information to the Partnership and represents and warrants that such information is accurate and complete as of the date hereof and undertakes to provide the Partnership with updates of this in formation.

Questionnaire

1.	(a) Full legal name of Selling Unitholder:

	(b)	Full legal name of the broker-dealer or other third party through which Registrable Securities listed in Item (3) below are held:

(c)	Full legal name of the Depository Trust Company participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(d)	Full legal name of the Depository Trust Company participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

2.	Address for Notices to Selling Unitholder:

Email:
Telephone, including area code:
Fax, including area code:
Contact Person:

3.	Ownership of Registrable Securities and Other Securities:
Number of Registrable Securities Beneficially Owned:

Unless otherwise indicated in the space provided below, all Registrable Securities listed in response to Item (3) above will be included in the Resale Registration Statement. If the undersigned does not wish all such Registrable Securities to be so included, please indicate below the number of units to be included:

A “beneficial owner” of a security includes:

(1) Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(a)	voting power which includes the power to vote, or to direct the voting of, such security; and/or,

(b)	investment power which includes the power to dispose, or to direct the disposition of, such security;
(2) Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Securities Exchange Act of 1934, as amended; and

(3) Any person who has the right to acquire “beneficial ownership” (defined by reference to paragraph (1) above) of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in clauses (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

4.	Ownership of Other Securities Owned by the Selling Unitholder:
Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Partnership other than the Registrable Securities listed above in Item (3).

(a)	Number of Other Securities of the Partnership beneficially owned by the Selling Unitholder:
(b)	CUSIP No(s).of such other Partnership securities beneficially owned:

5.	Voting or Investment Power Over the Selling Unitholder:

(a)
Names of natural persons or entities who have sole or shared investment power over the Registrable Securities and other securities owned by the Selling Unitholder. For purposes of this Item 5, “voting power” includes the power to vote or direct the voting of such securities, and “investment power” includes the power to dispose or direct the disposition of such securities.

(b)	Describe whether the natural persons or entities named in Item 5(a) have sole voting or investment power over the Registrable Securities and other securities owned by the Selling Unitholder.

6.	Relationships with the Partnership:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Partnership (or its predecessors or affiliates) during the past three years.
State any exceptions here:

7.	FINRA Relationships

(a)
Are you (i) a FINRA Member (see definition below), (ii) a Controlling (see definition below) shareholder of a FINRA Member, (iii) a Person Associated with a Member of FINRA (see definition below), or (iv) an Underwriter or a Related Person (see definition below) with respect to the proposed offering; or (b) do you own any shares of common stock or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?

¨ Yes ¨ No
If yes, please describe below:
FINRA Member. The term “FINRA member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc. (“FINRA”). (FINRA Manual, Bylaws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
Person Associated with a Member of FINRA. The term “person associated with a member of FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a

FINRA Member, whether or not such person is registered or exempt from registration with FINRA pursuant to its bylaws. (FINRA Manual, Bylaws Article 1, Definitions)
Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

(b)	Have you provided any consulting or other services to the Partnership?
¨ Yes ¨ No
If yes, please provide a detailed description of such services, a statement as to all cash or non-cash compensation received in return for such services, and copies of all agreements or correspondence governing or describing such services:

(c)
Do you have any oral or written agreements with any FINRA Member or any person associated with a member of FINRA (see definition below) concerning the disposition of your securities of the Partnership?

¨ Yes ¨ No
If yes, please describe:

8.	If you are a FINRA Member or an affiliate of a FINRA Member (i.e. if you answered “yes” to Question 7(a) above), please answer the following questions:

(a)
Do you currently have any plans to acquire, receive, distribute, trade, sell or otherwise participate, in any capacity, in the distribution of the Units to be registered or have you had any discussions, formal or informal, regarding the potential for such an arrangement?

¨ Yes ¨ No

If yes, please provide complete details of any and all items of value received or to be received by FINRA Members and/or affiliates thereof in connection with such sales:

(b)
Have you provided or will you be providing any investment banking, commercial banking and/or financial advisory services to the Partnership during the 180-day period preceding the filing of this offering with the SEC or the 90-days following effectiveness of this offering?

¨ Yes ¨ No

(c)	If yes, please provide the complete details of such services and any compensation received or to be received for such services:

9.	Plan of distribution:
Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Resale Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Unitholder will be responsible for underwriting discounts or commissions or agents’ commissions and their professional fees. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with the sales of Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of Registrable Securities in the course of hedging positions they assume. The undersigned may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. The Selling Unitholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time. The Selling Unitholder also may transfer and donate

Registrable Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Selling Unitholder for purposes of the prospectus.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Partnership.
The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act relating to prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.
The Selling Unitholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.
In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Resale Registration Statement, the undersigned agrees to promptly notify the Partnership of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Resale Registration Statement remains effective.
All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (9) above and the inclusion of such information in the Resale Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Partnership in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus.
By signing below, the undersigned agrees that if the Partnership notifies the undersigned that the Resale Registration Statement is not available, the undersigned will suspend use of the prospectus until receipt of notice from the Partnership that the prospectus is again available.

*********

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Dated:

Signature Page of Notice and Questionnaire

PLEASE RETURN THE COMPLETED AND EXECUTED
NOTICE AND QUESTIONNAIRE:
(1) by fax or email by [•] to:
[Issuer]
Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attention: Chris May
Facsimile: (713) 821-5666
Email: cmay@stblaw.com
and (2) return the original, executed notice and questionnaire to the same at the address above.